SEVENTH MODIFICATION AGREEMENT

THIS SEVENTH MODIFICATION AGREEMENT (this "Agreement"), effective as of the 5"' day of January 2010, is by and between UNITED BANK, a Virginia banking corporation (the "Bank"); and VERSAR, INC. a Delaware corporation ("Versar"), GEOMET TECHNOLOGIES, LLC, a Maryland limited liability company ("Geomet"), VERSAR GLOBAL SOLUTIONS, INC., a Virginia corporation ("VGS"), and VEC CORP., a Pennsylvania corporation and successor to Versar Environmental Company, Inc. ("VEC" and, together with Versar, Geomet and VGS, individually and collectively, the "Borrower").

WITNESSETH THAT:

WHEREAS, the Bank is the owner and holder of that certain Revolving Commercial Note dated September 26, 2003, in the amount of$5,000,000.00, made by the Borrower payable to the order of the Bank and bearing interest and being payable in accordance with the terms and conditions therein set forth (the “Note”); and

WHEREAS, the Note is issued pursuant to the terms of a certain Loan .and Security Agreement dated September 26, 2003, between the Borrower and the Bank (as modified in accordance with that certain First Modification Agreement dated as of May 12, 2004, that certain Third Modification Agreement dated as of November 30, 2005 (a second modification having been drafted but never executed and delivered), a certain Fourth Modification Agreement dated as of September 28, 2006; as increased to $7,500,000.00 pursuant to a certain Fifth Modification Agreement dated as of September 24, 2007, and a certain Sixth Modification Agreement dated September 30,2009, and as otherwise amended, extended, increased, replaced and supplemented from time to time, the "Loan Agreement"); and

WHEREAS, on or about December 31, 2009, Versar established GEOI 1 Ltd, a private limited company registered in England and Wales under company number 7114583 whose registered office is at Protection House, Sherbourne Drive, Tilbrook, Milton Keynes, Buckinghamshire MIG 8HX, UK (“GEOI"), as a wholly-owned subsidiary of Versar. On or about the effective date hereof, GEOI shall have entered into that certain Share Purchase Agreement with Versar, Professional Protection Systems Limited, a company registered in England and Wales under company number 4494024 whose registered office is at Protection House, Sherbourne Drive, Tilbrooc, Milton Keynes, Buckinghamshire MK7 8HX, UK (“PPS"), Stephen Nobbs ("Nobbs"), Mark Whitcher ("Whitcher"), Stephen Kimbell ("Kimbell"), Peter Holden ("Holden"), Timothy Clark ("Clark"), Jonathan Hambleton ("Hambleton"), Richard Brown ("Brown"), Simon Cuthbertson ("Cuthbertson"), Oliver Wright ("Wright”) and' Ingrid Sladden ("Sladden"; together with Nobbs, Whitcher, Kimbell, Holden, Clark, Hambleton, Brown, Cuthbertson and Wright, each a "Seller" and together the "Sellers") and Richard Martin Frimston, Stuart Leaman and Richard Benson in their capacity as executors of the estate of Neil Bruce Copp, being a deceased shareholder (the "Neil Bruce Copp Shareholder"; together with the Sellers, individually and collectively, the "Seller Note Holder"), each of whom is an existing shareholder of PPS (the "Purchase Agreement"), in which GEOI, on the Closing Date (as defined in the Purchase Agreement), will purchase all or substantially all of the share capital and voting ownership interests of PPS, free and clear of all Versar (7th Mod.) 411039.5 EHARLLEE Liens, for the Purchase Price (as said terms are defined in the Purchase Agreement) (the "Acquisition"). Upon the Closing Date, PPS will become a wholly-owned subsidiary of GEOI. As part of the Purchase Price of PPS, GEOI will issue Seller Notes (as defined in the Purchase Agreement) to the Seller Note Holder in the aggregate principal amount of $940,000, subject to adjustment pursuant to the Purchase Agreement Unless consented to by the Bank, the Acquisition would violate the provisions of Sections VI(C)(7), (12) and (16) of the Loan Agreement.

WHEREAS, Borrower has requested that Bank (i) consent to the Acquisition and (ii) make certain other modifications to the Loan Agreement as more fully set forth herein, and the Bank has consented to such requests subject to the execution of this Agreement and the satisfaction of the conditions specified herein.

NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Definitions. All capitalized terms used in this Agreement will have the respective meanings assigned thereto in the Loan Agreement unless otherwise defined in this Agreement.

2.          Consent and Waiver. Subject to satisfaction of the terms and conditions of Section 3 and 9 below, the Bank hereby consents to the Acquisition, the Purchase Agreement and transactions contemplated thereby and agrees that neither the Acquisition, nor the Purchase Agreement, nor the transactions contemplated thereby, shall constitute a Default under Sections VI(C)(7), (12) and (16) of the Loan Agreement. Additionally, notwithstanding anything to the contrary in the Loan Agreement, Bank hereby agrees that GEOI and PPS are not subject to the requirements of Section VI(C)(I6) of the Loan Agreement, which among other things, requires that any Subsidiary of Versar be added as a Borrower and become jointly and severally liable with each other Borrower for the payment in full of the Obligations. The 90nsent and waiver set forth above shall not be deemed or otherwise construed to constitute a waiver of any provisions of the Loan Agreement in connection with any other transaction, and the waivers contained herein are otherwise subject to Sections VIII(,B) and (E) of the Loan Agreement.

3.          Authorized Payments under Seller Notes. As long as no default has occurred under any instrument or agreement evidencing or securing the Obligations, the scheduled payments of principal and interest due pursuant to the terms of the Seller Notes made by GEOI (and guaranteed by Versar, as parent to GEOI) to the order of each Seller Note Holder, and no other payments, may be made, directly or indirectly, to any Seller Note Holder by GEOI or Versar; provided, however, in no eventwi1! GEOI or Versar make any prepayment under the Seller Notes, directly or indirectly (such prepayment being called the "Seller Note Prepayment") prior to the scheduled due date. In furtherance of the foregoing, Borrower hereby agrees that it shall be an immediate Default under the Loan Documents if (i) GEOI and/or Versar (as a guarantor under the Seller Notes) or any other Borrower makes a Seller Note Prepayment without the prior written consent of Bank, in its sale discretion; provided, further, however, that the foregoing shall not limit the payment by GEOI or Versar of (i) amounts due to (a) Nobbs under that certain Consultancy Deed between GEOl and Nobbs dated January 5, 2010 (the "Consultancy Deed") and (b) Whitcher under that certain Contract of Employment between GEOI and Whitcher dated January 5, 2010 ("Whitcher Employment Contract") or (ii) amounts due to the Seller Note Holder pursuant to the Post- -2- Post-Closing Purchase Price Adjustment provisions of the Purchase Agreement; (ii) the occurrence of a default or event of default under the Purchase Agreement or any of the Seller Notes; (iii) there is a Sale or Quotation (as said terms are defined in the Seller Notes); or (iv) the failure to perform or observe any warranty, covenant, or other condition of this Agreement. Neither the Consultancy Deed nor the Whitcher Employment Contract have been modified, changed, supplemented, canceled, amended or otherwise altered or affected; and neither the Consultancy Deed nor the Whitcher Employment Contract will be modified, changed, supplemented, cancelled, amended or otherwise altered, waived or affected without the Bank's prior written consent.

4.          Restriction on Liens on Subsidiaries. The Borrower hereby agrees that the Seller Notes will not at any time be secured by a Lien on any property or asset now owned or hereafter acquired by Borrower or any Subsidiary of Borrower, including, but not limited to, GEOI and PPS.

5.          Purchase Agreement. Attached hereto as Schedule I is a true, correct and complete copy of the Purchase Agreement, which will be executed in connection with the Acquisition. The Purchase Agreement has not been modified, changed, supplemented, canceled, amended or otherwise altered or affected; and neither the Purchase Agreement nor any of the Seller Notes will be modified, changed, supplemented, canceled, amended or otherwise altered, waived or affected without the Bank's prior written consent. The Acquisition will be effected, closed and consummated pursuant to, and in accordance with, the terms and conditions of the Purchase Agreement and with all applicable laws. Versar will cause GEOI to promptly notify the Bank when the Purchase Agreement has been executed and is effective.

6.          Limitation of Consent Waiver and Amendments. The consent, waiver and amendments set forth in Section 2 and Section 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a waiver of any existing or future Default or a consent to amend or modify any other term or condition of any Loan Documents, other than as necessary to the consummation of the transactions contemplated by the Purchase Agreement, or (b) otherwise prejudice any right or remedy which the Bank may now have or may have in the future under or in connection with any Loan Documents. The Bank's agreement to consent to the Acquisition and the consent, waiver and amendments set forth herein shall in no way obligate the Bank to make any other modifications to the Loan Agreement or to waive the Borrower's continued compliance with any other terms of the Loan Documents, and shall not limit or impair the Bank's right to demand strict performance of all other terms and covenants as of any date.

7.          Representations and Warranties of the Borrower. The Borrower represents and warrants to the Bank that:

(a) It has the power and authority to enter into and to perform this Agreement, to execute and deliver all documents relating to this Agreement, and to incur the obligations provided for in this Agreement, all of which have been duly authorized and approved in accordance with the Borrower's organizational documents;

(b) This Agreement, together with all documents executed pursuant hereto, shall institute when executed the valid and legally binding obligations of the Borrower and all guarantors, if any, as the case may be, in accordance with their respective terms;

(c) Except with respect to events or circumstances occurring subsequent to the date thereof and known to the Bank, all representations and warranties made in the Loan Agreement are true and correct as of the date hereof, with the same force and effect as if all representations and warranties were fully set forth herein;

(d) enforceable obligations; The Borrower's obligations under the Loan Documents remain valid and

(e) As of the date hereof, the Borrower bas no offsets or defenses against the payment of any of the Obligations and no claims against the Bank; and

(f) As of the date hereof, no Default exists, other than to the extent the failure to add VIAP, Inc. as a borrower pursuant to Section VI(C)(l6) constitutes a Default.

8.          Waiver of Claims. As a specific inducement to the Bank without which the Borrower acknowledges the Bank would not enter into this Agreement and the other documents executed in connection herewith, the Borrower hereby waives any and all claims that it may have against the Bank, as of the date hereof, arising out of or relating to the Loan Agreement or any Loan Document whether sounding in contract, tort or any other basis.

9.          Conditions of Effectiveness. This Agreement shall become effective when, and only when, the Bank shall have received: (i) this Agreement, executed by each Borrower and acknowledged and agreed by GEOI; (ii) true and complete copies of the organizational documents and governing documents and all recorded amendments thereto of GEOI and PPS for its respective jurisdiction of organization; and (iii) payment of Bank's attorneys' fees and expenses regarding this Agreement.

10.         Loan Documents. The other "Loan Documents", as defined in the Note, are hereby modified to the extent necessary to carry ant the purposes of this Agreement.

11.         Outstanding Balance. The Borrower hereby acknowledges and agrees that, as of the effective date hereof, the unpaid principal balance of the Note is $0.00 and that there .are no set-offs or defenses against the Note, the Loan Agreement, or the other Loan Documents.

12.         No Impairment. Tins Agreement shall become a part of the Loan Agreement by reference and nothing herein contained shall impair the security now held for the Obligations, nor waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Loan Agreement except as herein amended, nor affect or impair any rights, powers or remedies under the Loan Agreement as hereby amended. Furthermore, the Bank does hereby reserve all rights and remedies it may have as against all parties who may be or may hereafter become primarily or secondarily liable for the repayment of the Obligations.

13.         No Novation. The parties to this Agreement do not intend that this Agreement be construed as a novation of the Note, the Loan Agreement, or any of the other Loan Documents.

14.         Ratification. Except as hereby expressly modified, the Note and Loan Agreement shall otherwise be unchanged, shall remain in full force and effect, and are hereby expressly approved, ratified and confirmed. A legend shall be placed on the face of the Note indicating that its terms have been modified hereby, and the original of this Agreement shall be affixed to the original of the Note.

15.         Applicable Law; Binding Effect. This Agreement shall be governed in all respects by the laws of the Commonwealth of Virginia and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

16.         Counterparts; Telecopied Signatures. This Agreement may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute one and the same instrument. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature to this Agreement.

[Signatures Appear on the Following Pages]

WITNESS the following signatures and seals.

UNITED BANK
[SEAL]

By:	/s/ Robert H. Hawthorne
Robert H. Hawthorne
Market President

VERSAR, INC.

By:	/s/ Lawrence W. Sinnott
Lawrence W. Sinnott
Exec. VP, COO and CFO

GEOMET TECHNOLOGIES, LLC

By:	/s/ Lawrence W. Sinnott
Lawrence W. Sinnott
Vice President

VERSAR GLOBAL SOLUTIONS, INC.

By:	/s/ Lawrence W. Sinnott
Lawrence W. Sinnott
Vice President

VEC CORP.

By:	/s/ Lawrence W. Sinnott
Lawrence W. Sinnott
Vice President

The undersigned approves of the terms of this Agreement.

Executed as a deed by

GEOI I LTD

/s/ Lawrence W. Sinnott
Name: Lawrence W. Sinnott
Title: Director

Witness:	/s/ Brenda A. Chube
Name: Brenda A. Chube
Title: Assistant Corporate Secretary, Versar, Inc.

Witness Address: 6850 Versar Center
Springfield, Virginia 22151

Schedule 1

Purchase Agreement

[See Attached]